Report of Independent Auditors


To the Shareholders and Board of Directors of ACM Municipal Securities Income Fund, Inc.

In  planning and performing our audit of  the
financial   statements   of   ACM   Municipal
Securities  Income Fund, Inc.  for  the  year
ended  October  31, 1999, we  considered  its
internal    control,    including     control
activities  for  safeguarding securities,  in
order  to  determine our auditing  procedures
for the purpose of expressing our opinion  on
the  financial statements and to comply  with
the  requirements  of  Form  N-SAR,  not   to
provide assurance on internal control.

The  management  of ACM Municipal  Securities
Income   Fund,   Inc.  is   responsible   for
establishing    and   maintaining    internal
control.  In  fulfilling this responsibility,
estimates  and  judgments by  management  are
required to assess the expected benefits  and
related   costs   of   controls.   Generally,
controls  that  are  relevant  to  an   audit
pertain   to   the  entity's   objective   of
preparing  financial statements for  external
purposes   that  are  fairly   presented   in
conformity with generally accepted accounting
principles.   Those  controls   include   the
safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our  consideration of internal control  would
not  necessarily  disclose  all  matters   in
internal   control  that  might  be  material
weaknesses under standards established by the
American   Institute  of   Certified   Public
Accountants.   A  material  weakness   is   a
condition in which the design or operation of
one   or   more   of  the  internal   control
components  does not reduce to  a  relatively
low  level the risk that misstatements caused
by  error  or fraud in amounts that would  be
material   in   relation  to  the   financial
statements being audited may occur and not be
detected  within a timely period by employees
in  the  normal  course of  performing  their
assigned  functions.  However,  we  noted  no
matters  involving internal control  and  its
operation,     including     controls     for
safeguarding securities, that we consider to be material weaknesses as defined above at October 31, 1999.

This  report  is  intended  solely  for   the
information and use of management, the Board of Directors of ACM Municipal Securities
Income  Fund,  Inc., and the  Securities  and
Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


                               ERNST &  YOUNG
LLP

December 9, 1999